SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 21, 2014
(Date of earliest event reported)

Farmers & Merchants Bancorp
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000 – 26099	94-3327828
(Commission File Number)	(IRS Employer Identification No.)

111 West Pine Street, Lodi, California 95240
(Address of principal executive offices) (Zip Code)

(209) 367-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Item 8.01 Other Events

The Board of Directors of Farmers & Merchants Bancorp regrets to announce the passing of Chairman Emeritus, Ole R. Mettler.

Mr. Mettler began his career with Farmers & Merchants Bank of Central California in 1960, serving as President until 1994 and Chairman of the Board until 2010. Upon his retirement, and in recognition of his years of service and many contributions to the Bank and Company, the Board of Directors elected Mr. Mettler to the position of Chairman Emeritus. Mr. Mettler continued to serve as a community ambassador for the Bank and as an advisor to Executive Management.

In addition to his management roles at Farmers & Merchants Bank, during his career Mr. Mettler served in a variety of leadership positions in the banking industry, including Director of the Federal Reserve Bank of San Francisco, President of the California Bankers Association, and President of the Independent Bankers of Northern California. Additionally, he served as a Director of the American Institute of Banking and the California Community Reinvestment Corporation. In 2002, Mr. Mettler was the first banker to receive the “Distinguished Banker of the Year” award presented by the California Bankers Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS & MERCHANTS BANCORP

By	/s/ Stephen W. Haley

Stephen W. Haley
Executive Vice President
& Chief Financial Officer

Date: August 21, 2014